Item 24                                                         File 2 74436
                                                                File 811 3287


                            CERTIFICATE OF AMENDMENT
                                     OF THE
                          CERTIFICATE OF INCORPORATION
                                       OF
                  THE SOLAR AND ALTERNATIVE ENERGY FUND, INC.

               UNDER SECTION 805 OF THE BUSINESS CORPORATION LAW


         MAURICE L. SCHOENWALD, being the President and Chairman of the Board of Directors of THE SOLAR AND ALTERNATIVE ENERGY FOND, INC.
and DAVID J. SCHOENWALD, being the Secretary of THE SOLAR AND
ALTERNATIVE ENERGY FUND, INC. hereby certify and set forth:
         1. The name of the Corporation is THE SOLAR AND ALTERNATIVE ENERGY FUND, INC. The name under which the Corporation was formed was THE SOLAR FUND, INC.
         2.       The Certificate of Incorporation of THE SOLAR FUND, INC.
was filed with the Department of State on the 17th day of January, 1978.
         3.       The Certificate of Incorporation of THE SOLAR FUND, INC.
was amended by the filing of a Certificate of Amendment with the Department of State on the 4th day of August, 1981.
         4.       The Certificate of Incorporation of THE SOLAR FUND, INC.
was restated by the filing of a restated Certificate of Incorporation with the Department of State on the 2nd day of September, 1981.

         5. The Certificate of Incorporation of THE SOLAR FUND, INC. was amended, so as to change the corporate name to THE SOLAR AND
ALTERNATIVE ENERGY FUND, INC. by the filing of a Certificate of Amendment on February 10, 1982.
         6. The Certificate of Incorporation of THE SOLAR AND ALTERNATIVE ENERGY FUND, INC. is hereby amended to:

                  a)       change its name to:

                  NEW ALTERNATIVES FUND, INC.
         7. Paragraph (1) of the restated certificate is amended as follows:

         1.       The name of the Corporation is New Alternatives Fund,
Inc.

         8. The manner in which this amendment to the restated Certificate of Incorporation of THE SOLAR AND ALTERNATIVE ENERGY FUND, INC. was authorized was by the affirmative vote of the sole shareholder, MAURICE L. SCHOENWALD, at a meeting of the shareholder of THE SOLAR AND ALTERNATIVE ENERGY FUND, INC. duly called and held
on the  27   day of July  1982.

         IN WITNESS WHEREOF, the undersigned have executed and signed this certificate this 27 day of July, 1982.



                                           MAURICE L. SCHOENWALD:President
                                                           & Board Chairman

                                           DAVID J. SCHOENWALD:  Secretary

                     Restated Certificate of Incorporation
                                       of
                              THE SOLAR FUND, INC.
               UNDER SECTION 807 OF THE BUSINESS CORPORATION LAW

         The undersigned, being the sole incorporator and shareholder, officer and director of THE SOLAR FUND, INC., pursuant to section 807 of the Business Corporation Law of the State of New York, does hereby restate, certify and set forth:
         (1) The name of the corporation is THE SOLAR FUND. INC.

         (2) The certificate of incorporation was filed by the De-partment of State on the 17th day of January, 1978.

         (3) The certificate of incorporation of THE SOLAR FUND, INC., was amended on the 4th day of August, 1981.

         (4) The text of the certificate of incorporation, as amended heretofore, is hereby restated without further amendment or change to read as herein set forth in full.

                   (Restated) Certificate of Incorporation of

                              THE SOLAR FUND, INC.

         IT IS HEREBY CERTIFIED THAT:

         (1)      The name of the corporation is

                              THE SOLAR FUND, INC.

         (2) The purpose or purposes for which this corporation is formed, are as follows, to wit:

         (A) A common fund or investment company or small business investment company for investment in entities producing or intending to or seeking to produce electricity or energy or devices or inventions for production, capture, exploitation or utilization of such energy or electricity from solar cells, solar radiation, thermal sources, meteorological sources, marine (including wave action) sources, forests, alcohol, methane, coal gases, agricultural products or new sources and companies producing or attempting to produce or process or collect raw materials or parts of or machines in connection therewith, including investment in companies which may also have substantial non-solar and non- energy or electricity producing interests and such other business activities as are lawful.

         The Corporation, in furtherance of its corporate purposes above set forth, shall have all of the powers enumerated in Section 202 of the Business Corporation Law, subject to any limitations provided in the Business Corporation Law or any other statute of the State of New York.

                                  ...Page 2...

         (3) The office of the Corporation is to be located in the Village of Great Neck, County of Nassau, State of New York.

         (4) The aggregate number of shares which the Corporation shall have the authority to issue is three hundred thousand (300,000) shares of ONE DOLLAR ($1.00) par value stock.

                      There shall be no preemptive rights.

                Share Restrictions; Conditions; and Provisions

         (a)(l) The holders of the Common Stock shall be entitled to receive pro rata the net distributable assets of the Corporation on liquidation.

         (a)(2) The Directors may redeem at net asset value the shares or fractional shares of any shareholder or fractional shareholder if the Corporation deems that such shareholding is so small that the maintenance of the Interest of that shareholder's interest is, in the opinion of the Directors, not in the best interest of the Corporation. This provision is limited to shareholders whose shares have a net asset value of less than five thousand dollars ($5,000.00).





                                  ...Page 3...

         (b) Dividends, when, as and if declared by the Board of Directors shall be shared equally by the holders of Common Stock on a share for share basis including fractional shares. Unless a holder of Common Stock directs otherwise, any such dividends so declared and distributed shall be automatically reinvested in full and fractional shares of the Corporation; provided, however, that the Board of Directors may direct that any such dividends be paid to said holder, or, alternatively, may direct that any such dividends be paid rather than so reinvested unless such holder elects to have them reinvested.

         (c) Holders of Common Stock shall have the right, at any time after purchase by and delivery to the Underwriters of the shares issued pursuant to the initial public offering of the Common Stock of the Corporation, and when the Corporation has funds or property legally available there for, to require the Corporation to redeem their shares at a redemption price per share equal to the net asset value per share of the Corporation's Common Stock as determined pursuant to the Bylaws and the requirements of the Investment Company Act and the laws of the State of New York.




                                  ...Page 4...

         Tender of shares shall be in accordance with the requirements if the Bylaws and the Investment Company Act of 1940.

         Upon Such tender, the registered certificate holder shall cease to have the Status and rights of a Stockholder, and as soon as reasonably Practicable after Such tender, and, in any event, within Seven days thereafter the Corporation shall pay or cause to be paid to said registered certificate holder the redemption price.

         If, at any time, the Board of Directors shall determine that economic conditions Would make it detrimental to the best interests of the remaining stockholders of the Corporation to make payment of the redemption price wholly or partly in cash, the Corporation may pay the redemption price in whole or in part by a distribution in kind of securities from the portfolio of the Corporation, in lieu of cash, such securities to be valued for this purpose at the same value employed in determining the net asset value per share applicable to such redemption, and to be selected in such manner as the Board of Directors may deem fair and equitable.

         Notwithstanding the foregoing, the Corporation may Postpone payment or deposit of the redemption price and may suspend the right of the holders of Common Stock to require the Corporation to redeem shares of Such Common
Stock in accordance With the Bylaws or the requirements of the investment Company Act of 1940.

                                  ...Page 5...

         (d) The value of the net assets of the Corporation, as of any relevant time, shall be determined in accordance with generally accepted accounting principles, the Bylaws and the requirements of the Investment Company Act of 1940.
         Securities and other assets for which market quotations are not readily available will be valued at their fair value, as determined by or under the authority of the Board of Directors.

         The Corporation may suspend the determination of net asset value during any period when it may suspend the right of the holders of Common Stock to require the Corporation to redeem shares of such Common Stock to the extent the same is authorized or required by any law or regulatory agency.

         (e) Shares of Common Stock shall be issued from time to time either for cash or for such other considerations (which may be in any one or more instances a certain specified consideration or certain specified considerations) as the Board of Directors, from time to time, may deem advisable, in the manner and to the extent now or hereafter permitted by the laws of the State of New York, provided, however, that the consideration (or the value thereof as determined by the Board of Directors) per share to be received by the Corporation upon the issuance or sale of any share of its Common Stock shall not be less than the par value thereof and not less than the net asset value per share of the Corporation's Common Stock.

                                  ...Page 6...

         (5) "FIFTH": The Secretary of State is designated as agent of the Corporation upon whom process against it may be served. The post office address to which the Secretary of State shall mail a copy of any process against the corporation served upon him is

                      c/o MAURICE L. SCHOENWALD, Attorney
                                8 Nirvana Avenue
                             Great Neck, N.Y. 11023

         (6) "SIXTH":

         (a) The Corporation may enter into a written contract with one more persons (which term shall include any firm, corporation, trust or association), hereinafter referred to as the "Investment Manager", to manage the assets of the Corporation and to perform such functions as the Board of Directors may deem reasonable and proper, including without limitation, management, research, clerical and administrative functions. Any such contract shall be subject to the approval of those persons required by the Investment Company Act of 1940 to approve such contract, and shall be terminable at any time upon not more than sixty (60) days' notice by resolution of the Board of Directors or by vote of a majority of the holders of Common Stock.

         Any such contract may be made with any firm or corporation in which any director or directors of the Corporation may be interested. The compensation of the investment Manager may be based upon a percentage of the value of the net assets of the Corporation as may be provided in such contracts.

                                  ...Page 7...

         (b) The Board of Directors shall have authority to appoint and enter into written contract or contracts with an Underwriter or distributor or distributors as agent or agents for the sale of shares of the Fund and to pay such underwriter, distributor or distributors and agent or agents as the Board of Directors may in its discretion deem reasonable and proper. Any such contract may be made with any firm or corporation, including without limitation, the Investment Manager, or any firm or corporation in which any director or directors of the Corporation or the Investment Manager may be advised.

         (c) The number of directors of the Corporation shall be fixed from time to time in the manner provided by the Bylaws of the Corporation.

         (d) The following provisions are hereby adopted for the purpose of defining, limiting and regulating the powers of the Corporation and of its directors and stockholders:

         (1) All corporate powers of the Corporation shall be exercised by the Board of Directors except as otherwise provided by law; provided, however, subject to the provisions of this Certificate of Incorporation, the Board of Directors may delegate the management of the assets of the Corporation and such other functions as it may deem reasonable and proper to the Investment Manager, pursuant to a written contract. The board of Directors may, by resolution or



                                  ...Page 8...

resolutions passed by a majority of the whole board, designate one or more committees, each committee to consist of two or more of the directors of the Corporation, which, to the extent provided in said resolution or resolutions or in the Bylaws of the Corporation, shall have and may exercise the powers of the Board of Directors and in the management of the business and affairs of the Corporation, and may have power to authorize the seal of the Corporation to be affixed to all papers which may require it.

         (2) The board of Directors is hereby empowered to authorize the issuance from time to time of common shares of stock, whether now or hereafter authorized, for such consideration as the Board of Directors may deem advisable, subject to such limitations and restrictions as may be set forth in this Certificate of Incorporation or in the Bylaws of the Corporation or in the laws of the state of New York. The Board of Directors may seek the authorization of further common shares of the same class as authorized herein without notice to stockholders.

         (3) The stockholders and directors may hold their meetings and have an office or offices outside the State of New York, and the books of the Corporation may be kept (subject to any provision contained in any applicable statute) outside the State of New York at such p]ace or places as may be from time to time designated by the Board of Directors.


                                  ...Page 9...

vote of stockholders at a meeting thereof is required or permitted to be taken for or in connection with any corporate action, the meeting and vote of stockholders may be dispensed with, provided such Corporate action is taken by written consent of the holders of Common Stock leaving a majority of the shares of Common Stock of the Corporation issued and outstanding, and provided further that prompt notice is given to all stockholders of the Corporation of the taking of corporate action without a meeting and by less than unanimous written consent.

         (5) The Board of Directors shall have the power to make, alter, amend or repeal the Bylaws of the Corporation, and to adopt any new Bylaws except to the extent that the Bylaws or the laws of the State of New York may otherwise provide; provided, however, that any such Bylaws may be altered, amended or repealed or new Bylaws may be adopted by the stockholders of the Corporation. The Board of Directors may, if there is no objection, meet by telephone conference.

         (6) The Board of Directors may, by resolution, determine to dissolve the Corporation by liquidation of assets and redemption of all shares and fractional shares.

         (a) The Board of Directors may make all necessary application filings and amendments from time to time to increase the number of authorized common shares without the authorization or consent of shareholders.

                                   ...Page 10...

         (7) The Board of Directors shall have power from time to time to set apart out of any funds of the Corporation, a reserve or reserves for any proper purpose and to abolish any such reserve -


         (8) The Board of Directors from time to time shall determine whether and to what extent and at what times and places and under what conditions and regulations the accounts and books of the Corporation, or any of them, shall be open to the inspection of the stockholders, and no stockholder shall have any right to inspect any account, book or document of the Corporation except as conferred by statute or as authorized by resolution of the Board of Directors or required by the Investment Company Act of 1940 or any other applicable law.

         (9) The directors may make any amendments to the Certificate of Incorporation permitted by Section 803 of the Business Corporation Law of the State of New York without the consent or vote of the Shareholders to meet the requirements of any federal or state regulatory body.








                                 ...Page 11...

(7) "SEVENTH":

         The Corporation may indemnify any person to the extent permitted by law and the requirements of any governing regulatory agency or commission.

                             ________x ___________

         The amendment and restatement of the Certificate of Incorporation was authorized by the vote of its incorporator, officer and director, MAURICE L. SCHOENWALD, at a meeting held on June 17, 1981.

         No shares of THE SOLAR FUND, INC. have yet been issued.

         IN WITNESS WHEREOF, the undersigned have executed, signed,
and verified this certificate this 19       day of   August,  1981.




                                                /s/ Maurice L. Schoenwald
                                                --------------------------------
                                                MAURICE L. SCHOENWALD
                                                Sole President, Incorporator,
                                                Director & Shareholder


                                 VERIFICATION


         STATE OF NEW YORK                  )
         COUNTY OF NASSAU                   ) .ss.

         MAURICE L. SCHOENWALD, being duly sworn deposes and Says, that he is the Sole Officer, President, Incorporator, Director and Share- holder of The Solar Fund, Inc., the corporation named in and described in the foregoing certificate. That he has read the foregoing certificate and knows the contents thereof, and that the same is true of his own knowledge, except as to the matters therein Stated to be alleged upon information and belief, and as to those matters he believes it to be true.



                                                 /s/ Maurice L. Schoenwald
                                                 -------------------------------
         Sworn to before me this                 MAURICE L. SCHOENWALD
         day of Aug 19, 1981.


                                 ... Page 12...

                                    RESTATED

                          CERTIFICATE OF INCORPORATION

                                       OF

                              THE SOLAR FUND, INC.

                               Under Section 807
                        of the Business Corporation Law








                            SCHOENWALD & SCHOENWALD
                                Attorneys At Law
                             295 Northern Boulevard
                             Great Neck N.Y. 11021

                                 (516) 466-0808

State of New York   }  ss.                                    34187
Department of State }




I hereby certify that I have compared the annexed copy with the original document filed by the Department of state and that the same is a Correct transcript of said original.


       Witness my hand and seal of the Department of State on AUG 4 1981





                                                   Secretary of State





GO2O-504 (12/78)

                            CERTIFICATE OF AMENDMENT
                                       OF
                        THE CERTIFICATE OF INCORPORATION
                                       OF
                              THE SOLAR FUND, INC.
               UNDER SECTION 805 OF THE BUSINESS CORPORATION LAW

         The undersigned, being the sole incorporator and shareholder, officer and director of The Solar Fund, Inc., pursuant to section 805 of the Business Corporation Law of the State of New York, does hereby certify and set forth:
         (1)      The name of the corporation is The Solar Fund, Inc.

         (2) The certificate of incorporation was filed by the Department of State on the 17th day of January, 1978.

         (3) The certificate of incorporation is amended to effect the following amendments authorized by the Business Corporation Law:

         (A) The certificate of incorporation (Paragraph "FOURTH" thereof) of The Solar Fund, Inc. is hereby amended, pursuant to Section 801(b)
(9) of the Business Corporation Law, to increase the par value of the authorized and issued shares from No Par Value to ONE ($1.00) DOLLAR per share.

         (B) The certificate of incorporation (Paragraph "FOURTH" thereof) of The Solar Fund, Inc. is hereby amended, pursuant to Section 801(b)(7) of the Business Corporation Law, to effect an increase in the aggregate number of shares which the corporation Shall have authority to issue from TWO HUNDRED
(200) shares without par value to THREE HUNDRED THOUSAND (300,000) shares with ONE ($1.00) DOLLAR per share par value.

         (C) The certificate of incorporation (Paragraph "FOURTH" thereof) of The Solar Fund, Inc. is hereby amended, pursuant to Section 801 of the Business Corporation Law to exclude all preemptive rights.

         (D) The.certificate of incorporation (Paragraph "FOURTH" thereof) of The Solar Fund, Inc. is hereby amended pursuant to Section 80l(b)(12) to define restrictions, conditions and provisions of its common shares as follows:

                  (a) (I) The holders of the Common Stock shall be entitled to receive pro rata the net distributable assets of the Corporation on liquidation.

                  (a) (2) The Directors may redeem at net asset value the shares or fractional shares of any shareholder or fractional shareholder if the Corporation deems that such shareholding is so small that the maintenance of the interest of that shareholder's interest is, in the opinion of the Directors, not in the best interest of the Corporation. This provision is limited to shareholders whose Shares have a net asset value of less than five thousand dollars ($5,000.00).

                                  ...Page 2...

         (b) Dividends, when, as and if declared by the Board of Directors Shall be shared equally by the holders of Common Stock on a share for share basis including fractional shares. Unless a holder of Common Stock directs otherwise, any such dividends so declared and distributed shall be automatically reinvested in full and fractional shares of the Corporation; provided, however, that the Board of Directors may direct that any such dividends be paid to said holder, or, alternatively, may direct that any such dividends be paid rather than so reinvested unless such holder elects to have them reinvested.

         (c) Holders of Common Stock shall have the right, at any time after purchase by and delivery to the Underwriters of the shares issued pursuant to the initial public offering of the Common Stock of the Corporation, and when the Corporation has funds or property legally available therefor, to require the Corporation to redeem their shares at a redemption price per share equal to the net asset value per share of the Corporation's Common Stock as determined pursuant to the Bylaws and the requirements of the investment Company Act and the laws of the State of New York.



                                  ...Page 3...

         Tender of shares Shall be in accordance with the requirements of the Bylaws and the Investment Company Act of 1940.

                  Upon such tender, the registered Certificate holder shall cease to have the Status and rights of a stockholder, and as soon as reasonably practicable after such tender, and in any event, within seven days thereafter the Corporation shall pay or cause to be paid to said registered Certificate holder the redemption price.

         If, at any time, the Board of Directors shall determine that economic conditions would make it detrimental to the best interests of the remaining Stockholders of the Corporation to make payment of the redemption price wholly or partly in cash, the Corporation may pay the redemption price in whole or in part by a distribution in kind of Securities from the portfolio of the Corporation, in lieu of cash, such Securities to be valued for this purpose at the same value employed in determining the net asset value per share applicable to such redemption, and to be selected in such manner as the Board of Directors may deem fair and equitable.

         Notwithstanding the foregoing, the Corporation may postpone payment or deposit of the redemption price and may suspend the right of the holders of Common Stock to require the Corporation to redeem shares of such common
Stock in accordance with the Bylaws or the requirements of the Investment Company Act of 1940.

                                  ...Page 4...

         (d) The Value of the net assets of the Corporation, as of any relevant time, Shall be determined in accordance with generally accepted accounting principles, the Bylaws and the requirements of the Investment Company Act of 1940.
         Securities and other assets for which market quotations are not readily available will be valued at their fair Value, as determined by or under the authority of the Board of Directors.

         The Corporation may Suspend the determination of net asset value during any period when it may suspend the right of the holders of Common Stock to require the Corporation to redeem shares of such Common Stock to the extent the same is authorized or required by any law or regulatory agency.

         (e) Shares of Common Stock shall be issued from time to time either for Cash or for such other considerations (which may be in any one or more instances a certain specified consideration or certain Specified
Considerations) as the Board of Directors, from time to time, may deem advisable, in the manner and to the extent now or hereafter permitted by the laws of the State of New York, provided, however, that the consideration (or the value thereof as determined by the Board of Directors) per share to be received by the Corporation upon the issuance or sale of any share of its Common Stock shall not be less than the par value thereof and not less than the net asset value per share of the Corporation's Common Stock.

                                  ...Page 5...

         (E) The Certificate of Incorporation of The Solar Fund, is hereby amended (by adding paragraph SIXTH to the certificate) Pursuant to Section 801(b)(14) of the Business Corporation Law to add the provisions below which are not inconsistent with the Business Corporation Law:

         (a) The Corporation may enter into a written Contract with one or more persons (which term shall include any firm, corporation, trust or association), hereinafter referred to as the "Investment Manager", to manage the assets of the Corporation and to perform such functions as the Board of Directors may deem reasonable and proper, including without limitation, management, research, clerical and administrative functions. Any Such contract shall be subject to the approval of those persons required by the Investment Company Act of 1940 to approve Such contract, and shall be terminable at any time upon not more than Sixty (60) days notice by resolution of the Board of Directors or by vote of a majority of the holders of Common Stock.

         Any such contract may be made with any firm or corporation in which any director or directors of the Corporation may be interested. The compensation of the Investment Manager may be based upon a percentage of the value of the net assets of the Corporation as may be provided in such contracts.



                                 ... Page 6...

         (b) The Board of Directors shall have authority to appoint and enter into written contract or Contracts with an underwriter or distributor or distributors as agent or agents for the sale of shares of the Fund and to pay such underwriter, distributor or distributors and agent or agents as the Board of Directors may in its discretion deem reasonable and proper. Any such contract may be made with any firm or corporation, including without limitation, the Investment Manager, or any firm or corporation in which any director or directors of the Corporation or the Investment Manager may be advised.

         (c) The number of directors of the Corporation shall be fixed from time to time in the manner provided by the Bylaws of the Corporation.

         (d) The following provisions are hereby adopted for the purpose of defining, limiting and regulating the powers of the Corporation and of its directors and stockholders:

                  (1) All Corporate powers of the Corporation shall be exercised by the Board of Directors except as otherwise provided by law; provided, however, subject to the provisions of this Certificate of Incorporation, the Board of Directors may delegate the management of the assets of the Corporation and Such other functions as it may deem reasonable and proper to the Investment Manager, pursuant to a written contract. The Board of Directors may, by resolution or

                                 ... Page 7 ...

resolutions passed by a majority of the whole Board, designate one or more Committees, each committee to consist of two or more of the directors of the Corporation, which, to the extent provided in said resolution or resolutions or in the Bylaws of the Corporation, shall have and may exercise the powers of the Board of Directors and in the management of the business and affairs of the Corporation, and may have power to authorize the seal of the Corporation to be affixed to all papers which may require it.

         (2) The Board of Directors is hereby empowered to authorize the issuance from time to time of common shares of stock, whether now or hereafter authorized, for such consideration as the Board of Directors may deem advisable, subject to such limitations and restrictions as may be set forth in this Certificate of Incorporation or in the Bylaws of the Corporation or in the law's of the State of New York. The Board of Directors may seek the authorization of further common shares of the same class as authorized herein without notice to stockholders.

         (3) The stockholders and directors may hold their meetings and have an office or offices outside the State of New York, and the books of the Corporation may be kept (subject to any provision contained in any applicable statute) outside the State of New York at Such place or places as may be from time to time designated by the Board of Directors.

                                  ...Page 8...

         (4) To the extent permitted by law, whenever the vote of stockholders at a meeting thereof is required or permitted to be taken for or in connection with any corporate action, the meeting and vote of stockholders may be dispensed with, provided such corporate action is taken by written consent of the holders of Common Stock having a majority of the shares of Common Stock of the Corporation issued and outstanding, and provided further that prompt notice is given to all stockholders of the Corporation of the taking of corporate action with- out a meeting and by less than unanimous written consent.

         (5) The Board of Directors shall have the power to make, alter, amend or repeal the Bylaws of the Corporation, and to adopt any new Bylaws except to the extent that the Bylaws or the laws of the State of New York may otherwise provide; provided, however, that any such Bylaws may be altered, amended or repealed or new Bylaws may be adopted by the stockholders of the Corporation. The Board of Directors may, if there is no objection, meet by telephone conference.

         (6) The Board of Directors may, by resolution, determine to dissolve the Corporation by liquidation of assets and redemption of all shares and fractional shares.

         (a) The Board of Directors may make all necessary application filings and amendments from time to time to increase the number of authorized common shares without the authorization or Consent of shareholders.

                                  ...Page 9...

         (F) The Certificate of Incorporation of The Solar Fund, Inc. is hereby amended by adding paragraph SEVENTH to the certificate pursuant to the Business Corporation Law; as follows:

         The Corporation may indemnify any person to the extent permitted by law and the requirements of any governing regulatory agency or commission.

                                     ******

         (4) The manner in which this amendment to the Certificate of incorporation of The Solar Fund, Inc., was authorized was by the affirmative vote of the holders of a majority of all outstanding shares entitled to vote thereon at a meeting of the Shareholders of Said corporation duly called and held on the 17th day of June, 1981, a quorum being present.

IN WITNESS WHEREOF, the undersigned has executed and signed this certificate this 28 day of July, 1981.



                                      /s/ Maurice L. Schoenwald
                                      ------------------------------------------
                                      MAURICE L. SCHOENWALD,
                                      Sole Officer, President, Incorporator,
                                      Director and Shareholder


                                  VERIFICATION

STATE OF NEW YORK)
COUNTY OF NASSAU) .ss.:

MAURICE L. SCHOENWALD, being duly sworn deposes and says, that he is the Sole Officer, President, Incorporator, Director and Shareholder of The Solar Fund, Inc., the Corporation named in and described in the foregoing certificate. That he has read the foregoing Certificate and knows the contents thereof, and that the Same is true of his own knowledge, except as to the matters therein stated to be alleged upon information and belief, and as to those matters he believes it to be true.


         Sworn to me before this 28
         day of   July, 1981.



                                      /s/ Maurice L. Schoenwald
                                      ------------------------------------------
                                      MAURICE L. SCHOENWALD